Exhibit 10.2
[XXX] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT is entered into April 1, 2023 (the “Effective Date”) by and between Sanken Electric, Co., Ltd., located at 3-6-3 Kitano, Niiza-shi, Saitama, Japan (“SANKEN”), and Allegro MicroSystems, Inc, located at 955 Perimeter Road, Manchester, New Hampshire 03103, U.S.A. (“ALLEGRO”).

WHEREAS, SANKEN possesses inventory of saleable ALLEGRO Product;

WHERAS, SANKEN and ALLEGRO desire to sell this inventory to realize potential revenue and appropriately serve customers; and

WHEREAS, ALLEGRO and SANKEN also agree to continue the existing commercial and logistical support for a certain customer of ALLEGRO, [XXX], as stated herein.

NOWTHEREFORE, The parties agree to the following:

1.On or before the Effective Date, SANKEN will provide a report to ALLEGRO of SANKEN’s then current inventory (to include quantities and ALLEGRO part numbers) of saleable ALLEGRO Products.
2.For a period of twenty-four (24) months from the Effective Date, ALLEGRO will direct the sale of ALLEGRO Product in SANKEN’s possession to fulfill distributor purchase orders or issue to Sanken a Return of Materials (RMA) request, as ALLEGRO deems appropriate.
3.With respect to orders from distributors SANKEN has a right to review details of the planned purchase order with ALLEGRO prior to accepting such orders to determine if SANKEN could properly satisfy the demand. Within forty-eight (48) hours of receipt of the purchase order, SANKEN will confirm receipt and quantities to be shipped, otherwise:
a.If SANKEN determines it could not accommodate the purchase order or does not have sufficient quantity of the ALLEGRO Product to fulfill the purchase order, it will without undue delay communicate this to the ALLEGRO contacts below.
4.SANKEN will ship the specified ALLEGRO Product at the specified volumes against those purchase orders or RMAs within five (5) business days of receipt of the purchase orders or RMA and provide written confirmation to ALLEGRO of the shipment.
5.Shipments will be made in accordance with the terms agreed to for the RMA or as stated in the distributor’s orders.
6.Within thirty (30) days of order fulfillment SANKEN will invoice the distributors for the shipped ALLEGRO Product and ALLEGRO for the means of shipment.
7.SANKEN will sell to the distributor the ALLEGRO Product at the same price as ALLEGRO would sell to the distributor, which will be as stated in the purchase orders from the distributors.

Exhibit 10.2
[XXX] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
8.Within thirty (30) days of RMA fulfillment ALLEGRO will credit SANKEN for the price of the Product returned and costs associated with the shipping logistics (freight, labor, warehousing).
9.ALLEGRO will assist SANKEN if SANKEN faces any issues related to sales, shipment or accounts receivable collection with the distributors to solve the issues.
10.On the first (1st) of each month, SANKEN will provide ALLEGRO with an updated report of its inventory of saleable ALLEGRO Product.
11.At the end of the twenty-four (24) month period, the parties will assess together the remaining inventory held by SANKEN to determine whether any remaining inventory is saleable and discuss with good faith how the inventory should be treated. Leading up to the final determination as to whether the remaining inventory is saleable, the parties will make commercially reasonable efforts to sell such inventory.
12.At the conclusion of the twenty-four (24) month term, if the parties determine there is remaining saleable inventory, ALLEGRO may work with SANKEN to effectuate an efficient return of such ALLEGRO Product to ALLEGRO.
13.ALLEGRO will continue to warrant the ALLEGRO Products delivered to SANKEN in accordance with ALLEGRO’s Terms and Conditions of Sale.
14.SANKEN warrants that ALLEGRO Product shipped to the distributors will be properly packaged for shipment and is not obviously damaged prior to shipment.
15.In accordance with Section 2.1 of the "Transition Agreement" dated September 25, 2022, SANKEN and ALLEGRO agree to execute a separate agreement to continue the existing commercial and logistical support for [XXX] after April 1, 2023.
16.All notices or reports concerning, relating to, or required under this Agreement will be sent to:
a.For ALLEGRO: Hitoshi Yabusaki at [XXX] and Kyle Purinton at [XXX]
b.For SANKEN: Hirofumi Mori at [XXX]

IN WITNESS WHEREOF, the parties hereto have executed this Distribution Agreement as of the Effective Date first above written.

SANKEN ELECTRIC CO., LTD. ALLEGRO MICROSYSTEMS, LLC

By: /s/ Satoshi Yoshida its By: /s/ Max Glover its
Satoshi Yoshida Max Glover

Title: Director, Senior Corporate Officer Title: SVP, Worldwide Sales
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